UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Blackout Entertainment Group Inc.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

711410
(Primary Standard Industrial Classification Code Number)

27-0122634
(I.R.S. Employer Identification Number)

1765 Townsend Ave. Apt. 5H, Bronx New York 10453 1(646)245-9580
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rafael A. Jones 1765 Townsend Ave. Apt. 5H, Bronx, New York 10453-7688
(Name, address, including zip code, and telephone number, including area code, of agent for service)

December 10th, 2019
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,”

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class #6 Common Stock	10,000,000	$5.00	$50,000,000	$0.00
Class #6 Common Stock	4,999,987	$5.00	$24,000,000	$0.00
Class #6 Common Stock	5,000,000	$5.00	$27,000,000	$0.00

Prospectus

Blacout Entertainment Group Inc.

Tax Id# 27-0122634

1765 Townsend Ave. Apt.5H

Bronx, New York 10453-7688

Phone No# 1(646)245-9580

All offices of Business

Rafael A. Jones C.F.O./ President/ Agent 1765 Townsend Ave. Apt. 5H Bronx, New York 10453-7688 Phone No# 1(646)245-9580

Other Information

Signature of Chairman, Managing Director, President and Agent

Rafael A. Jones

Signature:

Full Time Employee:
Rafael A. Jones 1765 Townsend Ave. Apt. 5H Bronx, New York 10453-7688 1(646)245-9580

Table of Contents

Part 1 Company Information

#1). Outline of Company

#2). Description of Business

#1). Nature of Business

#2). Outline of Each Segment

#3). Sales and Marketing

#4). Competition

#5). Material Contracts

#6). Property, Plant, Equipment

#7). Research and Developement

#8). Other Related Business

Part: 2 Information on the Company'y Management and Shareholders

#1). Board of Directors and Directors

#2). Senior Management

#3). Renumeration/Compensation of Senior Management

#4). Corporate Governance

#5). Dividends, Dividend Policy and Stock Options

#6). Description of Company Shares

Part #3 Related Party Information

#1). Material Transactions/ Agreements with Major Shareholders

#2). Material Transaction/ Agreements with Senior Management

#3). Other Conflicts of Interest

Part 4 Financial Information

#1). Financial Statements with Notes

#2). Auditors

#3). Legal Proceedings/Litigation

Part 5 Other Information

#1). Signature of Chairman, Management and Directors

#2). Identity of Directors, Senior Management, Corporate Secretary, Auditors and Advisors

#3). Others

Part 1 Company's Information

#1). History and Background of the Company:

Blackout Entertainment is an registered company. On Dec.4,2004 it was started under the laws of the State of Missouri, City of St. Louis and had the listed address of 3011 California Ave. St. Louis, Missouri 63111. On September 11, 2015 relocated to Bronx, New York 10453 registered under the State of New York from an Sole Proprietorship into an Corporation on September 10,2015, And has the current address of 1765 Townsend Ave. Apt. 5h, Bronx New York 10453-7688. All current assets, and associated business relationships carried over.

#1). Blackout Entertainment Group Inc. is our legal name and commercial name.

Located home office and service address of 1765 Townsend Ave. Apt 5H, Bronx, New York 10453-7688.

#2). Started on December 12, 2004, and has been in Business 13 years.

#3). Upon Sept. 13,2015 took up domacile in the State of New York.

Operating under The Securities Act of 1933, Offering made pursuant to Regulation A (17 CFR 230.251 et. seq.) Two Tier offering.

The same titles can be found:

New York State Division of Corporations

One Commerce Plaza

99 Washington Ave.

Albany, New York 12231-0001

New York State Investor Protection Bureau.

28 Liberty Street, 15th floor

New York, New York 10005

New York Bronx County Courts

851 Grand Concourse

Bronx, New York 10451

Internal Revenue Service

under tax Id# 27-0122634

Owner/ Agent: Rafael A. Jones

0f 1765 Townsend Ave. Apt. 5h

Bronx, New York 10453-7688

New York State Department of Taxation and Finance

W.A. Harriman Campus

Albany, New York 12227

F.I.N.R.A.

S.E.C.

Nasdaq registration as Private Corporation ticker symbol (RAJ)

1

#4). We seek to raise capitol for growth.

#5) To promote and sale or Copywritten and Published Material.

#6). Material Capitol Expenditures

#1). Copyright Office U.S.

GATT

#2). Broadcast Music Inc.

#3) Quad Studios

#4). Housing and Work Space

#5). Stationary Storage and Devices

#6).Salaries

#7). Security Costs

Are all listed incurrent 2019 Consolidated Financial Statements ending year 2019

#7). Organizational Structure

We can function efficiently off of Contracted hired hands to maintain maximum profits.

#8). Outline of Parent and Associated Companies

Doeboy Entertainment Publishing Company

Owned By Rafael A. Jones

subsidiary of

Broad Cast Music Inc.

7 World Trade Center

250 Greenwich Street

New York, New York 10007

#9).Condiction of Employee:

One Full time employee

Qualifications:

F.I.N.R.A. registered Broker Dealer Investment Advisor Firm (CRD)(IARD)#305542

Nature of Business:

Music Production, Movie Developement,

Touring and Peformances

Distrubution

I.P.O. assistance

Aquisions

Sports Agency

2

Business Segments : Id# 89990401

Competition Sony BMG and Universal Worldwide

Current:

Material Contracts

Property, Plant, and Equipment

Research and Developement

Other Related Businesses

Complete Informationon Company's Management and Shareholders

Senior Management

Renumeration and Compensation

Corporate Governance

Audit Committe

Strategy and Investment Commettee

Rick Management

Shareholders

Dividends Policy and Stock Optionz

Description of Company Shares Claas #6 Common

Related Party Transactions

Material Transactions/ Agreements

Other Conflicts of Interest

Financial Statements and Notes

Legal Proceedings

Have been all updated and Included in Updated 2019 Consolidated Financial Statement year ending 2019

Shareholders:

Rafael A. Jones

Amira B. Towns

Jodenis Deaza

3

Rafael A. Jones C.F.O./ C.E.O.

Blackout Entertainment Group Inc.

1765 Townsend Ave. Apt.5 H

Bronx, New York 10453-7688

Phone# 1(646)245-9580

email contact: Rafael1010.Jones@outlook.com

Rafael A. Jones

signature

Rafael A. Jones C.F.O.

title

4

Blackout Entertainment Group Inc.

Tax Id# 27-0122634

Consolidated Financial Statements Dec.31, 2019 year ending

State of New York

1765 Townsend Ave. Apt.5 H, Bronx New York 10453-7688

SIC Code: 89990401

Max Securities Offered 10,000,000

Registration Fee's $37,000.00

Shelf  9,000,000 shares

Offering Date 12/26/2019

BLACKOUT ENTERTAINMENT GROUP INC.DBA/BLACKOUT ENTERTAINMENT

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31,2019

(EXPRESSED IN U.S. DOLLARS)

Independent Auditor’s Report

#1). Other disclaimers:

Unsponsored ADR’s :

Blackout Entertainment Group Inc. DBA Blackout Entertainment does not sponsor any American Depository Reciept (ADR) facility with or in respect of it’s shares. Any ADR facility currently in existence is “unsponsored”,and has no ties whatsoever to Blackout Entertainment Group Inc./ DBA Blackout Entertainment.

Blackout Entertainment Group Inc./DBA Blackout Entertainment disclaims any liability in Respect of any such facility.

#2). Auditor’s responsibility is to exspress an opinion on these consolidated financial statements based on our audits. We conduct or audits in accordance with U.S. I.R.Codes,an generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance above whether the consolidated financial statements are free from material misstatement.

#3). An audit involves performing procedures to obtain audit evidence about the amounts and desclosers in the consolidated financial statements. The procedure selected depend on the auditors judgement, including the assessment of the risk of material misstatements whether due to fraud or misstatement or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluation of appropriate of accounting policies and used and the reasonable of accounting estimates made by management. As well as evaluating the overall presentation of the consolidated financial statements.

We believe the audit evidence we have obtained in our audits is appropriate to provide basis for our audit opinion.

Opinion:

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Blackout Entertainment Group Inc. DBA/ Blackout Entertainment as at December 31,2019 and 2014, and it’s financial performance and it’s cash flows for the years then ended in accordance with the internal revenue service, and s.e.c compliance standards under reg.a. two tier offering form d operations,also f.i.n.r.a compliant. elective of our board we’ve partaken registration with the securities ivestors protection bureau.

F-1

Emphasis of matter

Without qualifying our opinion, we draw attention to note 1 in the consolidated financial statements which describes certain conditions that indicate the existence of material uncertainty, uncertainty that may cast uncertainty doubt about, Blackout Entertainment Group Inc. ability to continue as a ongoing concern.

Pro Hac Vice

I.R.Code Attorney For:

Blackout Entertainment Group Inc. DBA/

Blackout Entertainment

Rafael A. Jones

__________________________

signature

Financial Assets at Fair Value;

In U.S. dollars

Term deposits, Securities, interest bearing current accounts:

Total; 5,200,085	Current	Non current outstanding	Total Current (shares issued)	Non Current

			500,170
Financial Assets				Total Value
3,549,745				17,748,725

Financial Assets at amortized Cost (c):

Liabilities Current:

Trade Payables at Accuruered Liabilities:	$3,549,745

Cusumer Deposits and Deferred revenue:	$3,549,145

rate of 1:26,000.425 shares outstanding, unissued shares at the rate of 1:23,999.575

Sensitivity at: +110/-110

Approved on Behalf of the Directors

Rafael A. Jones
SIGNITURE

C.F.O.
Title

F-2

Revenue: 2019 Dec. 31

Cost of Sales	$22,760.00

Cost of Goods sold	$22,760.00

Gross Profits	$3,549,145.00

Exspenses	$105,500.00

Amortization
$6,000.00
Bank and Credit card charges

Foreign Exchange (gain) or (loss)	$0.00

Insurance	$12,530.00

Office and General	$1,000,000.00

Products Promotions and Travel	$5,000.00

Professional consulting Fee’s	$17,900.00

Rent and Utilities	$300,000.00

Research and Developement	$79,500.00

Renumerracation of Benefits	$2,500,000.00

Stock based compensation	$37,000.00

Share Holder communications	$50.00

Filings and transfer Agents	$4,995,998.00

net share per common share 1 net

basic 870	diluted 499,170

Weighted Average number of common shares outstanding and diluted:

Outstanding: 500,000	Diluted: 170

F-3

Blackout Entertainment Group Inc. DBA/ Blackout Entertainment ensured that the recoverable amounts as of Dec.31,2019, which were determined using standards valuations and methods( the value in use,determined as the discounted value of further cash flows, and the fair market value, determined on the basis of market data, stock market prices, comparable listed companies, comparison with the value attributed to similiar assets or companies in recent acquisition transactions) were at least equal to their acquisition prices.

Consolidated Statements of Shareholders Equity

Balance as dec.31,2019

Received Commitments

Total Net:

Balance at december 31,2019

Transactions with owners, in their capacity as owners and other transfers

1). Shares Issued for Cash-Private Placement

2). Share Issuence Costs

3). Stock Based Compensation

4). Cancel of Stock Options

5). Net and Comprehensive loss

Share Holders and Percentage:

1). Rafael A. Jones 52% ownership

1765 Townsend Ave. apt.5H

Bronx, New York 10453-7688

1(646)245-9580

2).Amira B. Townes 0000.00002%

2410 Walton Ave. Apt.55

Bronx, New York 10468

1(718)925-5756

3). Jodenis Diaz 0000.00002%

67 East 176th Street Apt.53b

Bronx, New York 10453

F-4

Cash Flow from operating Activities

Net Loss for the year	$1,250,170.00

Items not Involving Cash	$3,549,745.00

Amortization	$3,549,745.00

Stock based Compensation	$27,037,000.00

Write Off Inventory (book shares)	$4,499,915

Loss of Disposal of assets	$5,000,000.00

Changes In Non cash Working Capitol Items:

Receivables	$2,500,000.00

Inventory (shares)	500,000

Prepaids and Deposits	$1.250,000.00

Trade Payables and Accured Liabilities	$3,750,000.00

Customer Deposits and Deferred Revenues	$870.00

Net Cash Provided by Operating Activities	$5,000,000.00

Change in Cash and Cash Equivalents	$3,549,745.00

Cash and Cash Equivalents-Beginning	$1,250,170.00

Cash and Cash Equivalents-Ending	$5,000,000.00

Supplemental Cash Flows Information: December 31,2019yr. ending

The company reallocated $1,250,000.00 from reserve to deficit upon cancelation of stock option.

The Company reallocated $3,449,745.00 from reserve to deficit upon cancelation of stock option.

The accompanying notes are an integral past of these Consolidated Financial Statements.

F-5

#1).Nature and Continuance of Operations

Blackout Entertainment Group Inc. DBA/ Blackout Entertainment was Incorporated in September 14th,2015 under the laws of the State of New York, Providence of United States of America. The Company is listed on Nasdaq Options Market L.L.C. (NOM)(BX)(NASDAQ)(AHLX)(OMX)(F.I.N.R.A.)(GMEX)under the Trading symbol (RAJ). The Company’s primary base business is designed around Retail Sales and Distribution of Music, film,artist,management,radio transmissions, sports agent,and talent relations of Entertainment.

The Company’s registered and records office at: 1765 Townsend Ave. Apt. 5H, Bronx, New York 10453-7688.

These Consolidated Financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

the continuing operations of the Company are dependant upon its ability to generate profitable operations in the future,and to continue to secure additional financing. There can be no assurance that the Company will be successful in its efforts to raise additional financing or if financing is available, that it will be on terms that are acceptable to the Company. These events cast significant doubt about the Company’s ability to continue as a ongoing concern.

Based on the Company’s operating history, and it’s relationship with it’s stakeholders, management expects that the Company will require additional equity to have sufficient capitol to fund operations for upcoming fiscal year. Further discussion of liquidity risk has been desclosed. These Consolidated Financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should Company be unable to continue operations as a ongoing concern.

#2).Basis of Presentation and Significant Accounting Policies

The Financial Statements were authorized for issue on December31,2019 by directors of the Company.

Statement of Compliance with the Securities and exchange Commision Reg. A, form D two tier offering, F.I.N.R.A. accounting standards.

#2). Basis of Presentation of Significant Accounting Policies (con’d)

Basis of preparation

The financial statements of the Comapny has been prepared on an accural basis and are based on historical costs, modified where applicable. The financial statements are presented in U.S. dollar unless otherwise noted. Which is the Company’s functional currency.

Certain figures for the prior year have been reclassificational to conform to the current presentation.

Principals of Consolidation:

The consolidated financial statements include the accounts of the Company and it’s 100% controlled entity, Blackout Entertainment Group Inc. DBA/ Blackout Entertainmnet.

F-6

Significant Estimated and Assumptions

The preparation of financial statement s in conformity with (S.E.C.)(F.I.N.R.A.) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of desclosers of contingent assets and liabilities at the date of financial statements and the reported amounts of income and exspenses during the reported period. The preparation of the financial statements also requires management to excersize judgement in the process of applying the accounting policies. on an on going basis, management uses historical experience and various other factors it believes to be recognized propectively from the period in which the estimates are revised. Actual outcomes may differ from those estimates under different assumptions and conditions.

Estimates and Assumptions where there is significant risk of material adjustments to assets and liabilities in the future accounting periods include the impairment and useful lives of equipment and leasehold improvements and intangible assets, fair value measurements od financial instruments and stock-based transactions and the recoverable and measuredment of deferred tax assets.

Significant Judgements

The Preparation of financial statements in accordance with (S.E.C)(F.I.N.R.A.) involving estimates, in applying accounting policies;

●	The assesment of the Companys ability to continue as a going concern and wether there are events or condictions that may give rise to significant uncertainty.
●	* allowance for doubtful accounts
●	* the classification of financial instrumnets,and
●	* the determination of the functional currency of the Company and its subsidiary.

#2). Basisi of Presentation and Significaint Accounting policies (con’d)

Foreign Currency translation

The function currency of each of the Comapny’s entities is measured using the currency of the primary economic enviroment in which that the entity oprerates. the Consolidated financial statements are presented in U.s. dollars which is the functionable currency of the Company and its subsidiary.

Amendments to included Pages #9 thru#14

These pages are included in the paper format submission to

the S.E.C….

F-7

Transaction balance: Foreign currency transactions are translated into functional currency using the exchange rates prevailing atthe date of the transaction. Foreign currency monetary items are translated at the period end exchange rate. Non Monetary items measured at historical costcontinue to be carried at the Exchange rate at the date when fair value were determined.

Exchange Difference arising on the translation of monetary items or on settlement of monetary items are recognized in profir or loss in the statement of comprehensive loss n the period in which they arise,except were deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation ofnon monetary items are recognized in other comprehensive loss in the statement of comprehensive loss to the extent that gains and losses arising on those non monetary gains or loss is recognized in the profitor loss, the exchange component is also recognized in profit or loss.

Trade and other Recievables: Recievables are amounts due from custumer for goods sold in the ordinary course of business. Ifcollections are exspected in one yearor less, they are classified as current assets. If not, they are presentedas non current assets.

Inventory: The Company records inventory atthe lower ofcost andestimated net relizable value. Costs includes raw materials, freight, duty, publishing, copyright, brokerage, andnon recoverable taxes, and orassigned to inventories on a first-in, first-out basis. Net realizable value represents the estimated selling price for inventories less all estimated costsof completion and costs neccessary to make the sale.

#2). Basisof Presentation and Significant Accontant Policies ( cont'd)

Property and Equipement: The property and Equipment stated as historical cost less accumalated depreciation and accumulated impairment losses. Subsequent costs are included in the assets carring amount or recognized as a seperate asset/ as appropriate, only when it is prbable that future economic benefits associated with the item can be measured reliably.

The carring amount ofthe replaced part is derecognized. All other repairs and maintainence are charged to the statementof comprehensive loss during the financial periodin whichthey incurred.

Gains and Losses disposalsare determined bycomparing the proceeds withthe carrying amount and are recognized in the profit and loss.

Depreciation and Amortization are calculated on a single straight line method to write off cost of assets to their residual values over their estimated useful lives, as Follows:

Asset:	Basis

Equipment :	Straight- Line over 5 years

Computers:	Straight -Line 1 to 5 years

F-8

Leasehold Improvements: Straight-Line 1 to 5 years

Intangible Assets:

Intangible Assets Aquired Separatly

Intangible assets with finite useful lives that are aquired seperatly are carried at cost less accumulated amortization andaccumulated impairment losses. Amortization is recognized on a Straight Line basis over their estimated useful lives. The estimated useful life andamortization method are reviewed at the endofeachperiod, with the effect of any changes in estimated being accounted for on a propective basis. Intangible assets with indefinite useful lives that are aquired seperatly are carried at cost less accumalated impairment losses.

Internally Generated Intangible Assets- Research and Development Expendentures:

Expenditures on research activities is recognized as an expence in the periodin which it is incurred. An internally-generated intangible asset arising from developement ( or from the developement phase of an internal project ) is recognized if, andonly if, all ofthe following have been demonstrated:

* Technical feasibilty of completing the intangible asset so that it will be available for use orsale:

*The intention to complete the intagible asset and use or sale it:

* The ability to use or sale the intangible asset:

* How the intagible asset will generate probable future economic benefits:

* The availiblity of adequate technical, financial or other resources to complete the development and to use or sell the intangible asset: and

* The ability to measure reliably the expeniture attributable to the intangible asset during its developement.

The amount initially recognized for internally generated intagible assets are reported ata cost less accumulated amortazation and accumulated impairment losses, on the same basis as intangible asset that are aquired separatly.

At December of 2018, the Company has recorded intagible assets relating to certain expenditures on development which met the criteria for Recognition.

F-9

Impairment of long lived Assets:

The carrying amount of a Company's long lived assets(which includes equipementand intangible assets) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount ofthe asset estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset, or its cash generated unit exceeds its recoverable amount. Impairment loss is recognized in the statements of comprehensive loss.

The recoverable amounts of assets is greater ofan asset's fair value less cost to sell and value is use. The estimated future cash flows are discounted to their present value usinga pre-tax discount rate that reflects the current market assessments of the time value of money and the risk specific to the asset. For an asset that does not generate cashflows largly independant of those fromother assets , the cash generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may nolonger exist and their has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined has no impairment loss been recognized in previos years.

Assets that have an indefinite useful life are not subject to amortization and are tested annully for impairment.

#2). Basis of Presentation and Significant Accounting Policies (cont'd)

Trade payables and Accrued liabilities:

Accounts payable are obligations to pay for goods or services that have been aquired in the ordinary course of business from suppliers. They are recognized initially at fair value and subsequently measured at amortization cost using the effective interest method.

Revenue recognition: Revenue is recognized, not of discounts and custome rebates, when title and risk are transferred, and payments are recieved or rights to recieve consideration are obtained, and collection of consideration is reasonably assured. Revenue recieved in advance of these criteria is defferred until future periods.

Government Grants: The Company is entitled to goverment assistance in the form of grants. These are applied against related expenses of the cost of the asset aquired. Grants are subject to cmpliance with terms and condictions of related agreements.

Financial Instruments: The Company classifies its financial instruments in the following categories: at fair value threw profit or loss, loans and recievables, held to maturity investments, available for sale, and financial liabilities. The classification depends on the purpose for which the financialinstruments were acquired. Anagment determines the classification its financial instruments at intial recognition. Financial assets are classified at their fair value threw profit or loss when they are either held for trading for the purpose of short term profit taking, derivatives not held for hedging purposes, are whenthey are designed as such to aviod an accounting mismatch or to enable performance evaluation where a group of finamcial assets are subsequent measured for their fair value with changes in carrying value being included in profit or loss.

F-10

Loans: andrecievables are non derivatives financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortization cost. They are included in current assets, except for maturities greater than 12 months after the end of reporting period. These are classified as non current assets.

Held to Maturity: investments are non derivativesfinancial assets that have fixed maturities and fixed or determined payments, and it is the Company's intention to hold these nvestments to maturity. They are subsequently measured at amortized cost. Held to Maturity investments are included in non current assets, except for those which are expected to mature within 12 months after theend of reporting period.

Basis of Presentation and Significant Accounting Policiees ( cont'd)

Financial Instruments ( cont'd) Available for sale financial assets are non derivative financial assets that are designed as available for sale or are not suitable to be classiified as a financial asset atfair value through profit or loss, loans and recievables are held to maturity investments and are subsequent measure at fair value. These are included assets. Unrealized gains and losses are recognized in other comprehensive loss, except for impairment losses and foreign exchange gains or losses.

Non derivatives financial liabilities ( excluding financial guarantees) are subsequent measured amortization cost. Derivaties financial iabilities are classified at fair value through profit and loss and are subsequently measured at fair value with changes in carrying value being included in profit loss.

Regular purchases and sales offinancial assets are recognized on the trade date the day on which the Company commits to purchase the asset.

Financial assets are derecognized when the right to recieve cash flows from the investments have exspired or have been transferred and the Company has transferred substaintially all risks and rewards of ownership.

At each reporting date, the Company's assesses whether their is objective evidence that a financial instrument has been impaired. In the case of available for sale financial instruents, a significant and prolonged decline in the value of the instrument is considered to determine wether an impairment has arisen.

Income tax- Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from paid to the taxation authorities. The tax rate and tax laws used to compute the amount are those that are enacted or subsequently enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

F-11

Current income tax relating to items recognized directly in other comprehensive loss or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

#2). Basis of Presentation and Significant Accounting Policies ( cont'd)

Income Tax ( cont'd):

Deferred Income tax: Deferred income tax is provided using the asset andliability method on temporary differences at the reporting date between tax bases of the asset and liabilities and their carrying amounts for financial reporting purposes.

The carrying amounts deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deffered income tax assets and liabilities are measured at the tax rate that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates( and tax laws) that have been enacted or substantially enacted by the end of reporting period.

Stock Based Compensation: Share-based payments to employees are measured at fair value of the instuments issued and amortized over the vested periods. Share based payments to non employees are measured at the fair value ofgoods and services recieved or the fair value of the equity instrument issued. If it is determined the fair value of the goods or services can not be reliably measured, and are recorded at the date the goods are services is recieved. The corresponding amounts is recorded to the share based paymentreserve. The fair value options is determined using the Black Scholes Option Pricing Model. The number of shares and options expected to vest is reviewed and adjusted at the end of eachreporting period, such that amount recognized for service recieved as consideration for the quity instruments granted shall be based on the number of equity instruments that eventually vest.

Accounting Standards Issued but not yet Effective: IFRS 9" FinancialInstruments":

This new standard is a partial replacement of IAS 39 "Financial Instruments", IFRS 9 uses a single approach to determine whether a financial asset is measured at amortization or amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial insrtuments in the context of its business model and the contractual cashflows characteristics of the financial assets.

The new standard also requires a single impairment method be used, replaceing the multiple impairment methods in IAS 39. The proposed effective date of IFRS 9 is for annual periods beginning on or after Jan.31st,2018.

F-12

#3). Accounting Standards Issued but not yet Effective ( cont'd)

IFRS 15 " Revenue from Contracts with Customers":

This new standard contains a single model that applies to contracts with customers and two, approaches to recognizing revenue. At a point in ime or over time. The model features a contract based 5 step analysis of transactions to determine whether, how much and when revenue is recognized. New estimates and judgmental thresholds have been introduced, which may affect the amount and/ or timing of revenue recognized. IFRS 15 is effective for annual periods beginning on or after Jan.1st.2018 with early adoption permitted.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company's financial statements. The Company isassessing the impact of the new revised IFRS standards on its financial position and financial performance.

#4). Recievables:	2018 to 2019 year ending

Trade Recievables	$2085.00

GTS Recievables (Taxed)	$14,000.00

#5). Inventory:

Raw Materials (book shares)	$17,000,000

Finished Goods	$25,000,000

Note: for Consolidated Financial Statements 2019 Closing balance of which Wholly or partly funded benefits, Wholly unfunded benefits….

#6)Property and equipment:

As stated and estimated in Financial Statements of Blackout Entertainment Group Inc. DBA/ Blackout Entertainment after assessment we believe that we can recoupe profits from our Amortization:

Due to delay, Company was delisted and first executed trade on Nasdaq CFLEX failed in execution in the amount of $2,500,000 Upon year of ending 2019 under form d that still provides the raise of an additional sum of Capital of $2,500,000.

The total estimated value of reallocated resources is $4,963,000. with the ability to cancel out 500,000 shares that fell through due to administrative delays and due process.

Compensation with shares: (account funding)		Shares

F.I.N.R.A.	$7,900.00	1,500

Nasdaq	$25,000.00	5,000

CBOE	$2,500.00	450

S.E.C.	$2,500.00	450

With the remaining 492,600 shares to be offered in options contract (CFLEX)(BATS)(FIX)(BOE)(CPEX)(SROM)(EDGX)(GMXE)(SPX) registered.

F-13

During this process of filings with the regulatory agencies one benefit is the Blackout entertainment group Inc. became an Broker Dealer investment Advisor firm (CRD)(IARD)#305542:

Tangible Assets	$4,963,000.00

Salaries	$300,000.00

Rentals	$80,000.00

Artist Development	$20,000.00

Funded Accounts	$37,000.00

Cost Of office	$111,000.00

Copyrights and Publishing	$16,000.00

Test’s Fee’s	$2,500.00

Taxes	$14,000.00

Agent Sport’s fee’s	$22,500.00

Advertisement and Promotions	$1,000,000.00

Travel	$500,000.00

Total Cost to Realize Profit	$2,103,000.00

Net Operation Cost Amortization	$2,860,000.00

Cash Reserve	$2,860,000.00

#8).Trade Payables and Accured Liabilities	2018 to 2019 yrs. ending

Trade Payables- note 9	$4,963,000.00

Accured Liablities	$14,000.00

F-14

#9). Related Party Transaction:

As at dec. 31,2019 included in prepaids and deposits is $300,000.00 been paid to Director C.F.O. Agent

As at Dec.31,2019 included trade payables is 4193,516.00, which is due to a director of the Company’s Nasdaq L.L.C..

The Compensation of key management personnel and related parties were as follows:

Year Ending 2018-2019:

Rent and Utilities	$111,516.00

Renumeration, fee’s and short term benefits	$78,000.00

Stock- Based Compensation	$4,963,000.00

CASH

Estimated Reserve Yr. Ending	$2,860,000.00

Closing balance of which wholly or partly funded benefits, wholly unfunded benefits Amortization.

#10). Share capitol:

Authorized share Capitol

10,000,000 shares at $5.00 par value total of $50,000,000.00,

Escrow :	$0.00

Bookshares: from 4,800,000 to 3,799,830

On Nov. 8th,2018 the Company completed a private placement of 4,800,000 million units at $5.00 par value for proceeds of $24,000,000.00

Warrents :

A continuity schedule ofwarrents isas follows;

Issued shares 170 Number of warrents 2

deficiet reissue 2,500,000.00 without execise 500,000 shares

Stock options:

Place One Contract:

$5.00 par value	$4,963,000.00

Amortization

F-15

#10). Share Capitol ( cont'd)

Stock Option ( cont'd);

Reserve:

The reserve records items recognized as stock based compensation exspenceand their fair value of warrents issued based on the residual method. At the time that the stock options or warrents are exercised, the corresponding amount is reallocated to share capitol, or if they canceled the corresponding amount is reallocated to deficiet.

#11). Segmented Information:

F-16

Blackout Entertainment Group Inc.

Tax Id# 27-0122634

Consolidated Financial Statements Dec.31, 2019 year ending

State of New York

1765 Townsend Ave. Apt.5 H, Bronx New York 10453-7688

SIC Code: 89990401

Max Securities Offered 10,000,000

Registration Fee's $37,000.00

Shelf  9,000,000 shares

Offering Date 12/26/2019

BLACKOUT ENTERTAINMENT GROUP INC.DBA/BLACKOUT ENTERTAINMENT

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31,2019

(EXPRESSED IN U.S. DOLLARS)

Independent Auditor’s Report

#1). Other disclaimers:

Unsponsored ADR’s :

Blackout Entertainment Group Inc. DBA Blackout Entertainment does not sponsor any American Depository Reciept (ADR) facility with or in respect of it’s shares. Any ADR facility currently in existence is “unsponsored”,and has no ties whatsoever to Blackout Entertainment Group Inc./ DBA Blackout Entertainment.

Blackout Entertainment Group Inc./DBA Blackout Entertainment disclaims any liability in Respect of any such facility.

#2). Auditor’s responsibility is to exspress an opinion on these consolidated financial statements based on our audits. We conduct or audits in accordance with U.S. I.R.Codes,an generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance above whether the consolidated financial statements are free from material misstatement.

#3). An audit involves performing procedures to obtain audit evidence about the amounts and desclosers in the consolidated financial statements. The procedure selected depend on the auditors judgement, including the assessment of the risk of material misstatements whether due to fraud or misstatement or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluation of appropriate of accounting policies and used and the reasonable of accounting estimates made by management. As well as evaluating the overall presentation of the consolidated financial statements.

We believe the audit evidence we have obtained in our audits is appropriate to provide basis for our audit opinion.

Opinion:

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Blackout Entertainment Group Inc. DBA/ Blackout Entertainment as at December 31,2019 and 2014, and it’s financial performance and it’s cash flows for the years then ended in accordance with the internal revenue service, and s.e.c compliance standards under reg.a. two tier offering form d operations,also f.i.n.r.a compliant. elective of our board we’ve partaken registration with the securities ivestors protection bureau.

Emphasis of matter

Without qualifying our opinion, we draw attention to note 1 in the consolidated financial statements which describes certain conditions that indicate the existence of material uncertainty, uncertainty that may cast uncertainty doubt about, Blackout Entertainment Group Inc. ability to continue as a ongoing concern.

Pro Hac Vice

I.R.Code Attorney For:

Blackout Entertainment Group Inc. DBA/

Blackout Entertainment

Rafael A. Jones

__________________________

signature

Financial Assets at Fair Value;

In U.S. dollars

Term deposits, Securities, interest bearing current accounts:

Total; 5,200,085	Current	Non current outstanding	Total Current (shares issued)	Non Current

			500,170
Financial Assets				Total Value
3,549,745				17,748,725

Financial Assets at amortized Cost (c):

Liabilities Current:

Trade Payables at Accuruered Liabilities:	$3,549,745

Cusumer Deposits and Deferred revenue:	$3,549,145

rate of 1:26,000.425 shares outstanding, unissued shares at the rate of 1:23,999.575

Sensitivity at: +110/-110

Approved on Behalf of the Directors

Rafael A. Jones
SIGNITURE

C.F.O.
Title

Revenue: 2019 Dec. 31

Cost of Sales	$22,760.00

Cost of Goods sold	$22,760.00

Gross Profits	$3,549,145.00

Exspenses	$105,500.00

Amortization
$6,000.00
Bank and Credit card charges

Foreign Exchange (gain) or (loss)	$0.00

Insurance	$12,530.00

Office and General	$1,000,000.00

Products Promotions and Travel	$5,000.00

Professional consulting Fee’s	$17,900.00

Rent and Utilities	$300,000.00

Research and Developement	$79,500.00

Renumerracation of Benefits	$2,500,000.00

Stock based compensation	$37,000.00

Share Holder communications	$50.00

Filings and transfer Agents	$4,995,998.00

net share per common share 1 net

basic 870	diluted 499,170

Weighted Average number of common shares outstanding and diluted:

Outstanding: 500,000	Diluted: 170

Blackout Entertainment Group Inc. DBA/ Blackout Entertainment ensured that the recoverable amounts as of Dec.31,2019, which were determined using standards valuations and methods( the value in use,determined as the discounted value of further cash flows, and the fair market value, determined on the basis of market data, stock market prices, comparable listed companies, comparison with the value attributed to similiar assets or companies in recent acquisition transactions) were at least equal to their acquisition prices.

Consolidated Statements of Shareholders Equity

Balance as dec.31,2019

Received Commitments

Total Net:

Balance at december 31,2019

Transactions with owners, in their capacity as owners and other transfers

1). Shares Issued for Cash-Private Placement

2). Share Issuence Costs

3). Stock Based Compensation

4). Cancel of Stock Options

5). Net and Comprehensive loss

Share Holders and Percentage:

1). Rafael A. Jones 52% ownership

1765 Townsend Ave. apt.5H

Bronx, New York 10453-7688

1(646)245-9580

2).Amira B. Townes 0000.00002%

2410 Walton Ave. Apt.55

Bronx, New York 10468

1(718)925-5756

3). Jodenis Diaz 0000.00002%

67 East 176th Street Apt.53b

Bronx, New York 10453

Cash Flow from operating Activities

Net Loss for the year	$1,250,170.00

Items not Involving Cash	$3,549,745.00

Amortization	$3,549,745.00

Stock based Compensation	$27,037,000.00

Write Off Inventory (book shares)	$4,499,915

Loss of Disposal of assets	$5,000,000.00

Changes In Non cash Working Capitol Items:

Receivables	$2,500,000.00

Inventory (shares)	500,000

Prepaids and Deposits	$1.250,000.00

Trade Payables and Accured Liabilities	$3,750,000.00

Customer Deposits and Deferred Revenues	$870.00

Net Cash Provided by Operating Activities	$5,000,000.00

Change in Cash and Cash Equivalents	$3,549,745.00

Cash and Cash Equivalents-Beginning	$1,250,170.00

Cash and Cash Equivalents-Ending	$5,000,000.00

Supplemental Cash Flows Information: December 31,2019yr. ending

The company reallocated $1,250,000.00 from reserve to deficit upon cancelation of stock option.

The Company reallocated $3,449,745.00 from reserve to deficit upon cancelation of stock option.

The accompanying notes are an integral past of these Consolidated Financial Statements.

#1).Nature and Continuance of Operations

Blackout Entertainment Group Inc. DBA/ Blackout Entertainment was Incorporated in September 14th,2015 under the laws of the State of New York, Providence of United States of America. The Company is listed on Nasdaq Options Market L.L.C. (NOM)(BX)(NASDAQ)(AHLX)(OMX)(F.I.N.R.A.)(GMEX)under the Trading symbol (RAJ). The Company’s primary base business is designed around Retail Sales and Distribution of Music, film,artist,management,radio transmissions, sports agent,and talent relations of Entertainment.

The Company’s registered and records office at: 1765 Townsend Ave. Apt. 5H, Bronx, New York 10453-7688.

These Consolidated Financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

the continuing operations of the Company are dependant upon its ability to generate profitable operations in the future,and to continue to secure additional financing. There can be no assurance that the Company will be successful in its efforts to raise additional financing or if financing is available, that it will be on terms that are acceptable to the Company. These events cast significant doubt about the Company’s ability to continue as a ongoing concern.

Based on the Company’s operating history, and it’s relationship with it’s stakeholders, management expects that the Company will require additional equity to have sufficient capitol to fund operations for upcoming fiscal year. Further discussion of liquidity risk has been desclosed. These Consolidated Financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should Company be unable to continue operations as a ongoing concern.

#2).Basis of Presentation and Significant Accounting Policies

The Financial Statements were authorized for issue on December31,2019 by directors of the Company.

Statement of Compliance with the Securities and exchange Commision Reg. A, form D two tier offering, F.I.N.R.A. accounting standards.

#2). Basis of Presentation of Significant Accounting Policies (con’d)

Basis of preparation

The financial statements of the Comapny has been prepared on an accural basis and are based on historical costs, modified where applicable. The financial statements are presented in U.S. dollar unless otherwise noted. Which is the Company’s functional currency.

Certain figures for the prior year have been reclassificational to conform to the current presentation.

Principals of Consolidation:

The consolidated financial statements include the accounts of the Company and it’s 100% controlled entity, Blackout Entertainment Group Inc. DBA/ Blackout Entertainmnet.

Significant Estimated and Assumptions

The preparation of financial statement s in conformity with (S.E.C.)(F.I.N.R.A.) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of desclosers of contingent assets and liabilities at the date of financial statements and the reported amounts of income and exspenses during the reported period. The preparation of the financial statements also requires management to excersize judgement in the process of applying the accounting policies. on an on going basis, management uses historical experience and various other factors it believes to be recognized propectively from the period in which the estimates are revised. Actual outcomes may differ from those estimates under different assumptions and conditions.

Estimates and Assumptions where there is significant risk of material adjustments to assets and liabilities in the future accounting periods include the impairment and useful lives of equipment and leasehold improvements and intangible assets, fair value measurements od financial instruments and stock-based transactions and the recoverable and measuredment of deferred tax assets.

Significant Judgements

The Preparation of financial statements in accordance with (S.E.C)(F.I.N.R.A.) involving estimates, in applying accounting policies;

●	The assesment of the Companys ability to continue as a going concern and wether there are events or condictions that may give rise to significant uncertainty.
●	* allowance for doubtful accounts
●	* the classification of financial instrumnets,and
●	* the determination of the functional currency of the Company and its subsidiary.

#2). Basisi of Presentation and Significaint Accounting policies (con’d)

Foreign Currency translation

The function currency of each of the Comapny’s entities is measured using the currency of the primary economic enviroment in which that the entity oprerates. the Consolidated financial statements are presented in U.s. dollars which is the functionable currency of the Company and its subsidiary.

Amendments to included Pages #9 thru#14

These pages are included in the paper format submission to

the S.E.C….

Transaction balance: Foreign currency transactions are translated into functional currency using the exchange rates prevailing atthe date of the transaction. Foreign currency monetary items are translated at the period end exchange rate. Non Monetary items measured at historical costcontinue to be carried at the Exchange rate at the date when fair value were determined.

Exchange Difference arising on the translation of monetary items or on settlement of monetary items are recognized in profir or loss in the statement of comprehensive loss n the period in which they arise,except were deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation ofnon monetary items are recognized in other comprehensive loss in the statement of comprehensive loss to the extent that gains and losses arising on those non monetary gains or loss is recognized in the profitor loss, the exchange component is also recognized in profit or loss.

Trade and other Recievables: Recievables are amounts due from custumer for goods sold in the ordinary course of business. Ifcollections are exspected in one yearor less, they are classified as current assets. If not, they are presentedas non current assets.

Inventory: The Company records inventory atthe lower ofcost andestimated net relizable value. Costs includes raw materials, freight, duty, publishing, copyright, brokerage, andnon recoverable taxes, and orassigned to inventories on a first-in, first-out basis. Net realizable value represents the estimated selling price for inventories less all estimated costsof completion and costs neccessary to make the sale.

#2). Basisof Presentation and Significant Accontant Policies ( cont'd)

Property and Equipement: The property and Equipment stated as historical cost less accumalated depreciation and accumulated impairment losses. Subsequent costs are included in the assets carring amount or recognized as a seperate asset/ as appropriate, only when it is prbable that future economic benefits associated with the item can be measured reliably.

The carring amount ofthe replaced part is derecognized. All other repairs and maintainence are charged to the statementof comprehensive loss during the financial periodin whichthey incurred.

Gains and Losses disposalsare determined bycomparing the proceeds withthe carrying amount and are recognized in the profit and loss.

Depreciation and Amortization are calculated on a single straight line method to write off cost of assets to their residual values over their estimated useful lives, as Follows:

Asset:	Basis

Equipment :	Straight- Line over 5 years

Computers:	Straight -Line 1 to 5 years

Leasehold Improvements: Straight-Line 1 to 5 years

Intangible Assets:

Intangible Assets Aquired Separatly

Intangible assets with finite useful lives that are aquired seperatly are carried at cost less accumulated amortization andaccumulated impairment losses. Amortization is recognized on a Straight Line basis over their estimated useful lives. The estimated useful life andamortization method are reviewed at the endofeachperiod, with the effect of any changes in estimated being accounted for on a propective basis. Intangible assets with indefinite useful lives that are aquired seperatly are carried at cost less accumalated impairment losses.

Internally Generated Intangible Assets- Research and Development Expendentures:

Expenditures on research activities is recognized as an expence in the periodin which it is incurred. An internally-generated intangible asset arising from developement ( or from the developement phase of an internal project ) is recognized if, andonly if, all ofthe following have been demonstrated:

* Technical feasibilty of completing the intangible asset so that it will be available for use orsale:

*The intention to complete the intagible asset and use or sale it:

* The ability to use or sale the intangible asset:

* How the intagible asset will generate probable future economic benefits:

* The availiblity of adequate technical, financial or other resources to complete the development and to use or sell the intangible asset: and

* The ability to measure reliably the expeniture attributable to the intangible asset during its developement.

The amount initially recognized for internally generated intagible assets are reported ata cost less accumulated amortazation and accumulated impairment losses, on the same basis as intangible asset that are aquired separatly.

At December of 2018, the Company has recorded intagible assets relating to certain expenditures on development which met the criteria for Recognition.

Impairment of long lived Assets:

The carrying amount of a Company's long lived assets(which includes equipementand intangible assets) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount ofthe asset estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset, or its cash generated unit exceeds its recoverable amount. Impairment loss is recognized in the statements of comprehensive loss.

The recoverable amounts of assets is greater ofan asset's fair value less cost to sell and value is use. The estimated future cash flows are discounted to their present value usinga pre-tax discount rate that reflects the current market assessments of the time value of money and the risk specific to the asset. For an asset that does not generate cashflows largly independant of those fromother assets , the cash generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may nolonger exist and their has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined has no impairment loss been recognized in previos years.

Assets that have an indefinite useful life are not subject to amortization and are tested annully for impairment.

#2). Basis of Presentation and Significant Accounting Policies (cont'd)

Trade payables and Accrued liabilities:

Accounts payable are obligations to pay for goods or services that have been aquired in the ordinary course of business from suppliers. They are recognized initially at fair value and subsequently measured at amortization cost using the effective interest method.

Revenue recognition: Revenue is recognized, not of discounts and custome rebates, when title and risk are transferred, and payments are recieved or rights to recieve consideration are obtained, and collection of consideration is reasonably assured. Revenue recieved in advance of these criteria is defferred until future periods.

Government Grants: The Company is entitled to goverment assistance in the form of grants. These are applied against related expenses of the cost of the asset aquired. Grants are subject to cmpliance with terms and condictions of related agreements.

Financial Instruments: The Company classifies its financial instruments in the following categories: at fair value threw profit or loss, loans and recievables, held to maturity investments, available for sale, and financial liabilities. The classification depends on the purpose for which the financialinstruments were acquired. Anagment determines the classification its financial instruments at intial recognition. Financial assets are classified at their fair value threw profit or loss when they are either held for trading for the purpose of short term profit taking, derivatives not held for hedging purposes, are whenthey are designed as such to aviod an accounting mismatch or to enable performance evaluation where a group of finamcial assets are subsequent measured for their fair value with changes in carrying value being included in profit or loss.

Loans: andrecievables are non derivatives financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortization cost. They are included in current assets, except for maturities greater than 12 months after the end of reporting period. These are classified as non current assets.

Held to Maturity: investments are non derivativesfinancial assets that have fixed maturities and fixed or determined payments, and it is the Company's intention to hold these nvestments to maturity. They are subsequently measured at amortized cost. Held to Maturity investments are included in non current assets, except for those which are expected to mature within 12 months after theend of reporting period.

Basis of Presentation and Significant Accounting Policiees ( cont'd)

Financial Instruments ( cont'd) Available for sale financial assets are non derivative financial assets that are designed as available for sale or are not suitable to be classiified as a financial asset atfair value through profit or loss, loans and recievables are held to maturity investments and are subsequent measure at fair value. These are included assets. Unrealized gains and losses are recognized in other comprehensive loss, except for impairment losses and foreign exchange gains or losses.

Non derivatives financial liabilities ( excluding financial guarantees) are subsequent measured amortization cost. Derivaties financial iabilities are classified at fair value through profit and loss and are subsequently measured at fair value with changes in carrying value being included in profit loss.

Regular purchases and sales offinancial assets are recognized on the trade date the day on which the Company commits to purchase the asset.

Financial assets are derecognized when the right to recieve cash flows from the investments have exspired or have been transferred and the Company has transferred substaintially all risks and rewards of ownership.

At each reporting date, the Company's assesses whether their is objective evidence that a financial instrument has been impaired. In the case of available for sale financial instruents, a significant and prolonged decline in the value of the instrument is considered to determine wether an impairment has arisen.

Income tax- Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from paid to the taxation authorities. The tax rate and tax laws used to compute the amount are those that are enacted or subsequently enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive loss or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

#2). Basis of Presentation and Significant Accounting Policies ( cont'd)

Income Tax ( cont'd):

Deferred Income tax: Deferred income tax is provided using the asset andliability method on temporary differences at the reporting date between tax bases of the asset and liabilities and their carrying amounts for financial reporting purposes.

The carrying amounts deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deffered income tax assets and liabilities are measured at the tax rate that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates( and tax laws) that have been enacted or substantially enacted by the end of reporting period.

Stock Based Compensation: Share-based payments to employees are measured at fair value of the instuments issued and amortized over the vested periods. Share based payments to non employees are measured at the fair value ofgoods and services recieved or the fair value of the equity instrument issued. If it is determined the fair value of the goods or services can not be reliably measured, and are recorded at the date the goods are services is recieved. The corresponding amounts is recorded to the share based paymentreserve. The fair value options is determined using the Black Scholes Option Pricing Model. The number of shares and options expected to vest is reviewed and adjusted at the end of eachreporting period, such that amount recognized for service recieved as consideration for the quity instruments granted shall be based on the number of equity instruments that eventually vest.

Accounting Standards Issued but not yet Effective: IFRS 9" FinancialInstruments":

This new standard is a partial replacement of IAS 39 "Financial Instruments", IFRS 9 uses a single approach to determine whether a financial asset is measured at amortization or amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial insrtuments in the context of its business model and the contractual cashflows characteristics of the financial assets.

The new standard also requires a single impairment method be used, replaceing the multiple impairment methods in IAS 39. The proposed effective date of IFRS 9 is for annual periods beginning on or after Jan.31st,2018.

#3). Accounting Standards Issued but not yet Effective ( cont'd)

IFRS 15 " Revenue from Contracts with Customers":

This new standard contains a single model that applies to contracts with customers and two, approaches to recognizing revenue. At a point in ime or over time. The model features a contract based 5 step analysis of transactions to determine whether, how much and when revenue is recognized. New estimates and judgmental thresholds have been introduced, which may affect the amount and/ or timing of revenue recognized. IFRS 15 is effective for annual periods beginning on or after Jan.1st.2018 with early adoption permitted.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company's financial statements. The Company isassessing the impact of the new revised IFRS standards on its financial position and financial performance.

#4). Recievables:	2018 to 2019 year ending

Trade Recievables	$2085.00

GTS Recievables (Taxed)	$14,000.00

#5). Inventory:

Raw Materials (book shares)	$17,000,000

Finished Goods	$25,000,000

Note: for Consolidated Financial Statements 2019 Closing balance of which Wholly or partly funded benefits, Wholly unfunded benefits….

#6)Property and equipment:

As stated and estimated in Financial Statements of Blackout Entertainment Group Inc. DBA/ Blackout Entertainment after assessment we believe that we can recoupe profits from our Amortization:

Due to delay, Company was delisted and first executed trade on Nasdaq CFLEX failed in execution in the amount of $2,500,000 Upon year of ending 2019 under form d that still provides the raise of an additional sum of Capital of $2,500,000.

The total estimated value of reallocated resources is $4,963,000. with the ability to cancel out 500,000 shares that fell through due to administrative delays and due process.

Compensation with shares: (account funding)		Shares

F.I.N.R.A.	$7,900.00	1,500

Nasdaq	$25,000.00	5,000

CBOE	$2,500.00	450

S.E.C.	$2,500.00	450

With the remaining 492,600 shares to be offered in options contract (CFLEX)(BATS)(FIX)(BOE)(CPEX)(SROM)(EDGX)(GMXE)(SPX) registered.

During this process of filings with the regulatory agencies one benefit is the Blackout entertainment group Inc. became an Broker Dealer investment Advisor firm (CRD)(IARD)#305542:

Tangible Assets	$4,963,000.00

Salaries	$300,000.00

Rentals	$80,000.00

Artist Development	$20,000.00

Funded Accounts	$37,000.00

Cost Of office	$111,000.00

Copyrights and Publishing	$16,000.00

Test’s Fee’s	$2,500.00

Taxes	$14,000.00

Agent Sport’s fee’s	$22,500.00

Advertisement and Promotions	$1,000,000.00

Travel	$500,000.00

Total Cost to Realize Profit	$2,103,000.00

Net Operation Cost Amortization	$2,860,000.00

Cash Reserve	$2,860,000.00

#8).Trade Payables and Accured Liabilities	2018 to 2019 yrs. ending

Trade Payables- note 9	$4,963,000.00

Accured Liablities	$14,000.00

#9). Related Party Transaction:

As at dec. 31,2019 included in prepaids and deposits is $300,000.00 been paid to Director C.F.O. Agent

As at Dec.31,2019 included trade payables is 4193,516.00, which is due to a director of the Company’s Nasdaq L.L.C..

The Compensation of key management personnel and related parties were as follows:

Year Ending 2018-2019:

Rent and Utilities	$111,516.00

Renumeration, fee’s and short term benefits	$78,000.00

Stock- Based Compensation	$4,963,000.00

CASH

Estimated Reserve Yr. Ending	$2,860,000.00

Closing balance of which wholly or partly funded benefits, wholly unfunded benefits Amortization.

#10). Share capitol:

Authorized share Capitol

10,000,000 shares at $5.00 par value total of $50,000,000.00,

Escrow :	$0.00

Bookshares: from 4,800,000 to 3,799,830

On Nov. 8th,2018 the Company completed a private placement of 4,800,000 million units at $5.00 par value for proceeds of $24,000,000.00

Warrents :

A continuity schedule ofwarrents isas follows;

Issued shares 170 Number of warrents 2

deficiet reissue 2,500,000.00 without execise 500,000 shares

Stock options:

Place One Contract:

$5.00 par value	$4,963,000.00

Amortization

#10). Share Capitol ( cont'd)

Stock Option ( cont'd);

Reserve:

The reserve records items recognized as stock based compensation exspenceand their fair value of warrents issued based on the residual method. At the time that the stock options or warrents are exercised, the corresponding amount is reallocated to share capitol, or if they canceled the corresponding amount is reallocated to deficiet.

#11). Segmented Information:

The Company operates in one reportable segment. Being retailsales of music, video and film, as broker/ dealer investment advisor, sports agency and provisions of related service. Thesummarized financial information for the revenue derived by geographic segment is as follows:

Total Revenues:	Dec.31,2018 until Dec.31,2019

United States of America	$4,963,000.00

Other	$440.00

During 2019 salein shares made up 99.5% of revenues respectively.

#12). Income Taxes:

A reconciliation ofthe expected incometax recovery to the actual income tax recovery isas follows:

2018 until Dec.31, 2019 year ending

Net Loss :	$4,963,000.00

Tax Rate:	NORMAL

Expected Income Tax Recovery:	$14,000.00

Non- Deductable Items and Others:	$0.00

Stock Based Compensation:	4,963,000.00

Temporary Differences not Recorded:	$3,713,000.00

Grand Total :	$1,250,000.00

#10).Share Capitol ( cont'd)

Stock Options (cont'd)

During the year ending December 31, 2019, $2,500,000 in stock options were canceled, andthe corresponding amount of $2,463,000 reallocated from reserve to deficit.

The Company also recognized a futher $42,500.00 in stock based compensation expences for previously issued stock options which vested during the year ending Dec.31,2019.

During the year ending december 31, 2019, the Company repriced $2,463,000.00 previously granted stock options. Accordingly, the Company recognized an incremental of $163,000 in stock based compensation exspense. The Company also granted $2,500,000.00 stock options the fair value of the stock options issuance of 7,400 which was recognized as stock based compensation expense was calculated using the Black- Scholes Options Pricing Model using the following assumptions: Risk free rate of 0.50%, expected life of 3 to 5 yrs., volatility of 98.9% and no expected dividends.

The Company also recognized a futher $1,250,000.00 in stock based compensation expense for previously issued stock options which vested during the year ending December 31, 2019.

A continuity schedule of stock options is as follows:

Number of Stock Options

Balance, Dec.31,2018	$2,463,000.00

Issued	$2,500,000.00

Expired or Canceled	$2,500,000.00

Balance, Dec.31,2019	$4,963,000.00

Exercisable, Dec.31,2019	$4,963,000.00

As at December 31,2019, the following stock options were outstanding and exercisable:

Number of Options	Exercise Price	Expiry Date

$2,500,000.00	$5.00	Dec.31, 2019

$2,493,000.00	$5.00	Dec.31,2019

As of Dec.31, 2019 the weighted average exercise price stock options is 0.075 with an average remaining term of 3.51 years.

#12). Income taxes ( cont'd)

The Company has the following deductable temporary for which no differences for which no deferred tax asset has been recognized: Dec. 31,2018 to Dec.31, 2019 year ending

Net Capitol Losses	$4,963,000.00

Equipment and Other	$0.00

Share Issuance Cost	$37,500.00

The tax pools related tothe significant deductable temporary differnces expire as follows:

Net Capitol Losses:	$163,000.00	Dec.31,2018 to Dec.31,2019 years ending

As future taxable profits of the Company are uncertain, no deferred taxassets has been recognized. As at Dec.31,2019, the Company has approximately $163,000.00 in non capitol losses that can be offset against taxable income in future years, whichbegin expiring at various dates commencing in 2021. The potential defferd tax benefits of these losses has been recorded as deffered tax allowance has been provided due to the certainty regarding the realization of these losses.

#13). Commitment and Contingency:

Commitment:

In April of 2018 the Company entered into a one year lease agreement with the director of Amsterdam Real Property Management L.LC. BSP Gigi for its premises commencing March 31, 2018. The annual lease payments of $17,922.00 by third year. Due to office condictions, the new annual lease will costs payments of$111,000.00 annually. The Company pays operating costs and management fees equal to 39% of annual basic rents.

Contingency:

The Company may be subject to a variety of claims and suits that arise from time to time in the ordinary course of business. These matters are subject to inherent uncertainties.

#14). Capitol Management:

The Company's policy is to maintain a sufficiently strong capitol base so as to maintain investor and creditor confidence, and to substain future developement of the business. The capitol structure of the Company consists of equity, net ofcash.

There were no changes in the Company's approach to capitol management during the year.

The Company is not subject to any externally imposed capitol requirements.

#15). Financial Instruments and Financial Risk Management:

The fair value ofthe Company's financial assets and liabilities approximates its carrying amount.

The Company's financial assets and liabilities are classified and measured as follows:

Asset/ Liability	Category	Measurement

Cash	fair value through profit/ loss	fair value

Trade Receivables	loans and receivables	amortized cost

Trade Payables	other financial liabilities	amortized cost

Financial instruments measured at fair value are classified into one of three levels in the fair heirarcy according to the relative reliabilities of the inputs used to estimate the fair value. The three levels of the fair value heirarcy are:

* Level 1-Unadjusted quoted prices in active markets for identical assets or liabilities:

* Level 2-Inputs other than quoted prices that are obserable for the asset or liability eighter directly or indirectly: and

* Level 3-Inputs that are not based on observable market data.

As at Dec.31,2019 year ending, the Company measures its cash based on Level 1 inputs.

#15). Financial Instruments Risk Exposure and Management (cont'd)

Financial Instrument Risk Exposure and Management:

The Company isexposed in varying degrees toa varity of financial instrument related risk. The board of directors approves and monitors risk management processes, inclusive of documented investment policies, counterparty limits, and controling and reporting structures. The type of risk exposure and a way such exposure is managed isprovided as follows:

Liquidity Risk:

Liquidity risk is the risk that one Company will not be able to meet its financial obligations as they fall due. The Company's objective in managing liquidity riskis to maintain sufficient readily available reserves in order to meet its liquidity requirements at any point in time. The Company's achieves this by maintaining sufficient cash fromoperations.

Credit Risk:

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company mayfrom time to time exstend unsecured credit to its customers and therefore, the collection of trade receivables may be affected by change in economic or other condictions. The Company has not experienced any significant credit loss in the collection of trade receivables todate. The Company's other exposure to credit risk is on its cash held in bank accounts. The Company manages their risk by maintaining bank accounts with reputable financial institutions.

Foreign Exchange Risk:

Foreign exchange risk is the riskthat the fair value of future cash flows of a financial instrument will fluctuate because there denominated in currencies that differ from respective functional curency. The Company does not hedge its exposure to fluctuations in foreign exchange rates.

Interest Rate Risk:

Interest rate risk is the risk that the fair valueof future cash flows of a financial instrument will fluctuate because changes in market interest rates. The Company is not exposed to interest rate risk.

Blackout Entertainment Group Inc.

Consolidated Financial Statements year ending 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bronx, State of New York, on February 11, 2020.

Blackout Entertainment Group Inc.
(Registrant)

/s/ Rafael A. Jones C.F.O./C.E.O.
By (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

/s/ Rafael A. Jones
(Signature)

C.F.O./C.E.O./President
(Title)

2/05/2020
(Date)